As filed with the Securities and Exchange Commission on November 19, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ANCESTRY.COM INC.
(Exact name of registrant as specified in its charter)

360 West 4800 North
Delaware	Provo, UT 84604	26-1235962
(State or other jurisdiction of	(Address of Principal Executive Offices Including Zip Code)	(I.R.S. Employer
incorporation or organization)		Identification No.)

MyFamily.com, Inc. 1998 Stock Plan
MyFamily.com, Inc. 2004 Stock Plan
MyFamily.com, Inc. Executive Stock Plan
Generations Holding, Inc. 2008 Stock Purchase and Option Plan
Ancestry.com Inc. 2009 Stock Incentive Plan
(Full title of the plan)
Timothy Sullivan
President and Chief Executive Officer
360 West 4800 North
Provo, UT 84604
(Name and address of agent for service)
(801) 705-7000
(Telephone number, including area code, of agent for service)
Copies to:
Barbara L. Becker
Stewart L. McDowell
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Tel: (212) 351-4000
Fax: (212) 351-4035
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate	Registration
to be Registered	Registered (1)	Per Share	Offering Price	Fee
Common stock, $0.001 par value per share
—Outstanding under the MyFamily.com, Inc. 1998 Stock Plan	183,110 (2)	$0.89 (3)	$162,967.90	$9.09
—Outstanding under the MyFamily.com, Inc. 2004 Stock Plan	3,917,595 (2)	$4.61 (3)	$18,060,112.95	$1,007.75
—Outstanding under the MyFamily.com, Inc. Executive Stock Plan	535,107 (2)	$4.38 (3)	$2,343,768.66	$130.78
—Outstanding under the Generations Holding, Inc. 2008 Stock Purchase and Option Plan	5,783,461 (2)	$5.98 (3)	$34,585,096.78	$1,929.85
—To be issued under the Ancestry.com Inc. 2009 Stock Incentive Plan	2,120,146 (4)	$13.49 (5)	$28,600,769.54	$1,595.92

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an additional indeterminable number of shares as may be necessary to adjust the number of shares being offered or issued pursuant to the MyFamily.com, Inc. 1998 Stock Plan; the MyFamily.com, Inc. 2004 Stock Plan; the MyFamily.com, Inc. Executive Stock Plan; the Generations Holding, Inc. 2008 Stock Purchase and Option Plan; and the Ancestry.com Inc. 2009 Stock Incentive Plan, as a result of stock splits, stock dividends or similar transactions effected without the Registrant’s receipt of consideration which would increase the number of shares of common stock.

(2)	Represents 183,110 shares of common stock subject to outstanding awards under the MyFamily.com, Inc. 1998 Stock Plan, 3,917,595 shares of common stock subject to outstanding awards under the MyFamily.com, Inc. 2004 Stock Plan, 535,107 shares of common stock subject to outstanding awards under the MyFamily.com, Inc. Executive Stock Plan and 5,783,461 shares of common stock subject to outstanding awards under the Generations Holding, Inc. 2008 Stock Purchase and Option Plan. Any shares of common stock subject to outstanding awards under these stock incentive plans that on or after the effective date of the Ancestry.com Inc. 2009 Stock Incentive Plan cease to be subject to such awards will be available for future issuance under the Ancestry.com Inc. 2009 Stock Incentive Plan. See footnote 4 below.

(3)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The price per share represents the weighted average exercise price for outstanding options under the plan.

(4)	To the extent outstanding awards under the MyFamily.com, Inc. 1998 Stock Plan, the MyFamily.com, Inc. 2004 Stock Plan, the MyFamily.com, Inc. Executive Stock Plan and the Generations Holding, Inc. 2008 Stock Purchase and Option Plan cease to be subject to such awards on or after effective date of the Ancestry.com Inc. 2009 Stock Incentive Plan, the shares of common stock subject to such awards will be available for future issuance under the Ancestry.com Inc. 2009 Stock Incentive Plan. See footnote 2 above.

(5)	Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is $13.49, which is the average of the high and low prices for the registrant’s common stock as reported on The Nasdaq Global Select Market on November 17, 2009.

PART I
     The documents containing the information specified by Part I, Items 1 and 2, of Form S-8 have been or will be delivered to participants in the plans covered by this Registration Statement, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     Ancestry.com Inc. (the “Registrant”) hereby incorporates by reference in this Registration Statement the following documents previously filed with the Commission:
     (a) The Registrant’s prospectus, dated November 4, 2009, filed with the Commission pursuant to Rule 424(b) under the Securities Act, in connection with the Registrant’s Registration Statement on Form S-1 (File No. 333-160986) that contains audited financial statements for the latest fiscal year;
     (b) The description of the Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on November 2, 2009, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) including any amendment or report filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement.
     Any statement contained in this Registration Statement or any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein is inconsistent with or modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.

Item 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation provides for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has approved entry into indemnification agreements with its directors and certain officers containing provisions which may be in some respects broader than the specific indemnification provisions contained in the Delaware General Corporation Law. The indemnification agreements may require the Registrant to indemnify its directors against certain liabilities that may arise by reason of their status or service as directors and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.
Item 7. Exemption from Registration Claimed.
     Not applicable.

Item 8. Exhibits.

Exhibit No.	Description

4.1*	Amended and Restated Certificate of Incorporation

4.2*	Amended and Restated Bylaws

4.3*	MyFamily.com, Inc. 1998 Stock Plan

4.4*	MyFamily.com, Inc. 2004 Stock Plan

4.5*	MyFamily.com, Inc. Executive Stock Plan

4.6*	Generations Holding, Inc. 2008 Stock Purchase and Option Plan

4.7*	Ancestry.com Inc. 2009 Stock Incentive Plan

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-160986), as declared effective on November 4, 2009.
Item 9. Undertakings.
(a) The undersigned Registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY
          Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah on November 19, 2009.

ANCESTRY.COM INC.
By:	/s/ William Stern
William Stern
General Counsel and Corporate Secretary

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William Stern his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy Sullivan	President and Chief Executive Officer (Principal Executive Officer)	November 19, 2009
Timothy Sullivan

/s/ Howard Hochhauser Howard Hochhauser	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	November 19, 2009

/s/ Charles M. Boesenberg Charles M. Boesenberg	Director	November 19, 2009

/s/ David Goldberg David Goldberg	Director	November 19, 2009

/s/ Thomas Layton Thomas Layton	Director	November 19, 2009

/s/ Elizabeth Nelson Elizabeth Nelson	Director	November 19, 2009

/s/ Victor Parker Victor Parker	Director	November 19, 2009

/s/ Benjamin Spero Benjamin Spero	Director	November 19, 2009

EXHIBIT INDEX

Exhibit No.	Description

4.1*	Amended and Restated Certificate of Incorporation

4.2*	Amended and Restated Bylaws.

4.3*	MyFamily.com, Inc. 1998 Stock Plan

4.4*	MyFamily.com, Inc. 2004 Stock Plan

4.5*	MyFamily.com, Inc. Executive Stock Plan

4.6*	Generations Holding, Inc. 2008 Stock Purchase and Option Plan

4.7*	Ancestry.com Inc. 2009 Stock Incentive Plan

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-160986), as declared effective on November 4, 2009.